Exhibit 99.1

Kiwibox Launches 4KIWI, a Custom SMS Platform

NEW YORK, April 2 /PRNewswire-FirstCall/ -- Magnitude Information Systems, Inc. (Magnitude) (OTC Bulletin Board: MAGY) disclosed today the following developments concerning Kiwibox, its primary business unit.

Kiwibox (http://Kiwibox.com), the first social networking destination and online magazine where teens produce, discover, and share content, today announced the launch of 4KIWI, a custom mobile platform for delivery of Kiwibox's exclusive content to their 2.4 million registered members.

Kiwibox members and their friends will be able to use their mobile phones to receive the latest updates from Kiwibox.com. These SMS services will work on any mobile phone with text-messaging capabilities and are free of charge to our members (regular text messaging rates may apply). To receive the alerts, teens opt into the service through their profile on Kiwibox.com. Users can manage the content they receive based on personal preference (type of content, quantity per day, time of delivery, etc.) allowing users very granular control of their SMS experience on Kiwibox.

"For teens, text messaging is a vital form of communication. We are thrilled to launch 4KIWI and allow our users to stay connected on the go" said Michael Howard COO and Co-Founder of Kiwibox. "4KIWI will allow our users to stay in touch, receive friend requests, comments made on their profiles, their photos, new KiwiNotes, etc. Our offering to advertisers is now complete across the three major platforms, wired web, mobile web, and text messaging."

About Kiwibox
Founded in 1999, Kiwibox.com is the first social networking destination and online magazine where teens produce, discover, and share content. With over 2.4 million members, Kiwibox is a leader in the teen space and provides its members with fully customizable profiles, daily news and articles, interactive games for real world prizes, a streaming music video library and a mobile version of the site, among other features. For advertisers and marketers, the Kiwibox Teen Network, with over 17.7 million uniques per month, provides one of the largest distribution and marketing channels to connect companies to the highly sought after teen audience in a controlled and interactive environment. Kiwibox is the primary business unit of Magnitude Information Systems, Inc. (http://Magnitude.com) (OTC Bulletin Board: MAGY). For more information, please visit http://Kiwibox.com or, http://KiwiboxNetwork.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.

CONTACT:  Michael Howard, +1-212-239-8